GENERAL ELECTRIC CAPITAL CORPORATION AND CONSOLIDATED AFFILIATES
CONDENSED STATEMENT OF EARNINGS
(unaudited)
	Three months ended December 31			Twelve months ended December 31
(Dollars in millions)	2014	2013	V%	2014	2013	V%

Revenues
Revenues from services	$11,480	$11,041		$42,604	$43,941
Sales of goods	32	36		121	126
Total revenues	11,512	11,077	4%	42,725	44,067	(3)%

Costs and expenses
Costs of sales, operating and administrative expense	5,458	5,178		20,016	19,884
Interest	2,072	2,273		8,397	9,267
Investment contracts, insurance losses and insurance
annuity benefits	637	648		2,678	2,779
Provision for losses on financing receivables	1,098	1,562		3,993	4,818
Total costs and expenses	9,265	9,661	(4)%	35,084	36,748	(5)%

Earnings from continuing operations before
income taxes	2,247	1,416	59%	7,641	7,319	4%
Benefit (provision) for income taxes	(109)	1,092		(138)	992

Earnings from continuing operations	2,138	2,508	(15)%	7,503	8,311	(10)%
Earnings (loss) from discontinued operations, net of taxes	(140)	(1,720)		(107)	(2,054)

Net earnings	1,998	788	F	7,396	6,257	18%
Less net earnings (loss) attributable to
noncontrolling interests	86	15		162	53
Net earnings attributable to GECC	1,912	773	F	7,234	6,204	17%
Preferred stock dividends declared	(161)	(163)		(322)	(298)
Net earnings attributable to
GECC common shareowner	$1,751	$610	F	$6,912	$5,906	17%

Amounts attributable to GECC common shareowner:
Earnings from continuing operations	$2,138	$2,508	(15)%	$7,503	$8,311	(10)%
Less net earnings (loss) attributable to
noncontrolling interests	86	15		162	53
Earnings from continuing operations attributable to GECC	2,052	2,493	(18)%	7,341	8,258	(11)%
Preferred stock dividends declared	(161)	(163)		(322)	(298)
Earnings from continuing operations attributable to GECC
common shareowner	1,891	2,330	(19)%	7,019	7,960	(12)%
Earnings (loss) from discontinued operations, net of taxes	(140)	(1,720)		(107)	(2,054)
Net earnings attributable to GECC
common shareowner	$1,751	$610	F	$6,912	$5,906	17%

GENERAL ELECTRIC CAPITAL CORPORATION AND CONSOLIDATED AFFILIATES
SUMMARY OF OPERATING SEGMENTS
(unaudited)
	Three months ended December 31			Twelve months ended December 31
(Dollars in millions)	2014	2013	V%	2014	2013	V%

Revenues
Commercial Lending and Leasing (CLL)	$3,756	$3,225	16%	$14,630	$14,316	2%
Consumer	4,201	4,583	(8)%	15,023	15,741	(5)%
Real Estate	977	697	40%	2,969	3,915	(24)%
Energy Financial Services	577	442	31%	1,697	1,526	11%
GE Capital Aviation Services (GECAS)	1,290	1,373	(6)%	5,242	5,346	(2)%
Total segment revenues	10,801	10,320	5%	39,561	40,844	(3)%
GECC corporate items and eliminations	711	757	(6)%	3,164	3,223	(2)%
Total revenues	$11,512	$11,077	4%	$42,725	$44,067	(3)%

Segment profit (loss)
CLL	$549	$263	F	$2,271	$1,965	16%
Consumer	1,137	2,057	(45)%	3,016	4,319	(30)%
Real Estate	299	128	F	1,002	1,717	(42)%
Energy Financial Services	111	117	(5)%	401	410	(2)%
GECAS	218	71	F	1,046	896	17%
Total segment profit	2,314	2,636	(12)%	7,736	9,307	(17)%
GECC corporate items and eliminations	(262)	(143)	(83)%	(395)	(1,049)	62%
Earnings from continuing operations
attributable to GECC	2,052	2,493	(18)%	7,341	8,258	(11)%
Preferred stock dividends declared	(161)	(163)	1%	(322)	(298)	(8)%
Earnings from continuing operations attributable
to GECC common shareowner	1,891	2,330	(19)%	7,019	7,960	(12)%
Earnings (loss) from discontinued operations,
net of taxes	(140)	(1,720)	92%	(107)	(2,054)	95%
Net earnings attributable to GECC common shareowner	$1,751	$610	F	$6,912	$5,906	17%

GENERAL ELECTRIC CAPITAL CORPORATION AND CONSOLIDATED AFFILIATES
CONDENSED STATEMENT OF FINANCIAL POSITION
(unaudited)

(Dollars in billions)	December 31, 2014	December 31, 2013

Assets
Cash & marketable securities	$122.1	$118.5
Inventories	0.1	0.1
Financing receivables - net	237.0	253.0
Property, plant and equipment - net	49.6	51.6
Goodwill & intangible assets - net	26.2	27.3
Other assets	60.5	63.9
Assets of businesses held for sale	3.5	0.1
Assets of discontinued operations	1.2	2.3
Total assets	$500.2	$516.8

Liabilities and equity
Borrowings and bank deposits	$349.5	$371.1
Investment contracts, insurance liabilities and insurance annuity benefits	28.0	27.0
Other liabilities	28.8	31.8
Liabilities of businesses held for sale	2.4	-
Liabilities of discontinued operations	1.1	3.8
GECC shareowners' equity	87.5	82.7
Noncontrolling interests(a)	2.9	0.4
Total liabilities and equity	$500.2	$516.8

(a)	Included $2.4 billion related to the Synchrony Financial initial public offering.